EXHIBIT 4.2

NUMBER	SHARES
H

COMMON STOCK	COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF KENTUCKY	THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK OR CLEVELAND, OHIO

ASHLAND INC.

CUSIP
SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that	is the owner of

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE COMMON STOCK

of Ashland Inc. transferable by the holder hereof in person or by duly authorized attorney upon surrender to the Company of this certificate properly endorsed. The voting power, designation, preference, and relative participation optional or other special rights, and qualifications, limitations or restrictions thereof granted to or imposed upon the shares of each class, are set forth in the Company’s Restated Articles of Incorporation, as amended. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

CERTIFICATE OF STOCK

Witness the seal of the Company and signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:
NATIONAL CITY BANK
CLEVELAND, OHIO

TRANSFER AGENT
AND REGISTRAR,

AUTHORIZED SIGNATURE

DATED

/s/ David L. Hausrath	/s/ James J. O’Brien
SECRETARY	CHAIRMAN OF THE BOARD

ASHLAND INC.

ASHLAND INC. WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A PRINTED COPY OF THE PORTION OF THE COMPANY’S RESTATED ARTICLES OF INCORPORATION, AS AMENDED, AND OTHER DOCUMENTS SHOWING THE DESIGNATIONS, RELATIVE RIGHTS, REFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF SHARES AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of May 16, 1996, as it may be amended from time to time (the “Rights Agreement”), between Ashland Inc. (the “Company”) and National City Bank, as Successor Rights Agent (the “Rights Agent”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT	— as tenants by the entireties	(Cust)	(Minor	)
JT TNE	— as joint tenants with right of	under Uniform Gifts to Minors
	survivorship and not as tenants	Act
	in common		(State)
UNIF TRAN MIN ACT— Custodian
		(Cust)	(Minor	)
under Uniform Transfers to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
___________________________________________________________________________________________________________
_______________________________________________________________________Shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint ____________________________
___________________________________________________________________________________________________________
Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated,

AFFIX MEDALLION SIGNATURE
GUARANTEE IMPRINT BELOW

NOTICE: THE ABOVE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

THIS SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION AS A SECURITIES BROKER/DEALER, COMMERCIAL BANK, TRUST COMPANY, SAVINGS ASSOCIATION OR A CREDIT UNION PARTICIPATING IN A MEDALLION PROGRAM APPROVED BY THE SECURITIES TRANSFER ASSOCIATION, INC.